Exhibit 4.55
[Form of Fixed Rate Senior Debt Security]
(Face of Security)
          [IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
          [IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
          [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
THE GOLDMAN SACHS GROUP, INC.
[TITLE OF SECURITY]
          The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      on                      and to pay interest thereon, from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for,                      on                      in each year, commencing on                      and at
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the Maturity of the principal hereof, at the rate of                     % per annum, until the principal hereof is paid or made available for payment. Any such installment of interest that is overdue shall also bear interest at the rate of                     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any installment of interest that is overdue shall be payable on demand.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      (whether or not a Business Day, as defined below) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Currency and Manner of Payment
          [IF PAYMENT IS IN U.S. DOLLARS, INSERT - Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any other provision of this Security or the Indenture, if this
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Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.
          Subject to the prior paragraph and except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day
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before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
          [IF PAYMENT IS IN EUROS, INSERT — Payment of the principal of and interest on this Security will be made in euros. Notwithstanding any other provision of this Security or the Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.
          Subject to the prior paragraph and except as provided in the next [two][three] paragraphs, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least €1,000,000 and (ii) the Holder entitled to receive such payment transmits a
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written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.]
          [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT — So long as the Securities are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Company will at all times maintain an office or agency in Luxembourg for the payment of the principal of and interest on the Securities. Such Paying Agent in Luxembourg shall initially be Dexia Banque Internationale à Luxembourg société anonyme.]
     Payments Due on a Business Day
          Notwithstanding any provision of this Security or the Indenture, if any amount of principal or interest would
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otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. For all purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York [;][IF PAYMENT IS IN EUROS, INSERT- or London, and that is also a Euro Business Day, as defined below. The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;] provided that, solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, Business Day means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close in The City of New York or such Place of Payment. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.
          [IF PAYMENT IS IN EUROS, INSERT - Payments Made in U.S. Dollars
          Notwithstanding any provision of this Security or the Indenture, if any amount payable on this Security is payable on any day and if euros are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in euros by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for euros (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in euros will not constitute an Event of Default under this Security or the Indenture.
     Exchange Rate Agent
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          As used herein, the “Exchange Rate Agent” shall initially mean Goldman Sachs International; provided that the Company may, and in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.
          All determinations made by the Exchange Rate Agent pursuant to the terms of this Security shall be, absent manifest error, conclusive for all purposes and binding on the holder of this Security and the Company, and the Exchange Rate Agent shall have no liability therefor.]

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.

By
Name:
Title:
          This is one of the Securities of the series designated herein and referred to in the Indenture.
Dated:

THE BANK OF NEW YORK, as Trustee

By
Authorized Signatory

(Reverse of Security)
          1. Securities and Indenture
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          2. Series and Denominations
          This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is                     , provided that the Company may increase such aggregate principal amount at any time. Any election by the Company so to increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Person (as defined in the Determination of an Authorized Person, dated                     , with respect to this series). References herein to “this series” mean the series of Securities designated on the face hereof. The Securities of this series are issuable only in registered form without coupons in denominations of integral multiples of                     , subject to a minimum denomination of $                    .
          3. Additional Amounts
          If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax,
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assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:
     (i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;
     (ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;
     (iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or
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any similar tax, assessment or other governmental charge;
     (iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;
     (v) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;
     (vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);
     (vii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;
     (viii) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union; or
     (ix) any combination of the taxes, assessments or other governmental charges described in items (i) through (viii) of this Section 3.
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          Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.
          The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 3 and Section 4 only, (a) the term “United States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.
          Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.
          Whenever in the Securities of this series (or in the Indenture, including in Sections 501(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that,
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in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 3 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the Indenture insofar as it applies to this series) where such express mention is not made.
          4. Redemption at the Company’s Option
          The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 3 above), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after                     , the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of any Security of this series pursuant to Section 3 of this Security or any corresponding section of another Security of this series. If the Company becomes entitled to redeem the Securities of this series, it may do so on any day thereafter pursuant to the Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 4, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the
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conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.
          5. Defeasance.
          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
          6. Modification and Waiver.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor
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or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          7. Remedies.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
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          8. Transfer and Exchange.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.
          [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT –
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          9. Notices.
          Notices that are required hereunder or under the Indenture to be given to Holders of the Securities shall be given to Holders of the Securities as set forth in the Indenture and in the next paragraph.
          So long as the Securities are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Trustee will publish any such required notices in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is not practical, the Trustee will publish any such required notices elsewhere in Europe. Published notices will be deemed to have been given on the date they are published. If publication as described in this paragraph becomes impossible, the Trustee may publish sufficient notice by alternate means that approximate the terms and conditions as described in this paragraph.]
          9. Governing Law.
          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.
          10. Terms Defined in the Indenture.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
          [IF APPLICABLE, INSERT — References in this Security to euro shall mean, as of any time, the coin or currency (if any) that is legal tender for the payment of private and public debt in all countries then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.]

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ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/                                        /

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or any change whatever.